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                                 EXHIBIT (5)(b)

                              FORM OF APPLICATION

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RETIREMENT INCOME BUILDER IV
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Mail the application and a check to:   Transamerica Life Insurance Company
                                       Attn: Variable Annuity Dept.
Service Office:                        P.O. Box 3183, Cedar Rapids, IA 52406-3183
Overnight Mailing Address:             4333 Edgewood Rd. NE, Cedar Rapids, IA 52499
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1. TYPE OF ANNUITY (SOURCE OF FUNDS)

   Initial purchase payment $ _______________________________
   [_] Non qualified
       [_] New Money [_] 1035 Exchange
   [_] Qualified
       [_] New Money [_] Rollover [_] Transfer
       Qualified Type:
        [_] IRA [_] Roth IRA [_] SEP/IRA [_] 403(b)
        [_] Keogh [_] Roth Conversion [_] Other ______________
        IRA/SEP/ROTH IRA
        $________________ Contribution for tax year __________
        $________________ Trustee to Trustee Transfer $________________ Rollover from
         [_] IRA [_] 403(b) [_] Pension [_] Other ____________
        ROTH IRA Rollover ________________
         ________________ Date first established or date of
                          conversion
        $________________ Portion previously taxed


2(a). PRIMARY OWNER INFORMATION

    If no Annuitant is specified in #3, the Owner will be the Annuitant. If a Trust is named as Owner or Beneficiary, additional paperwork will be required.

    First Name:________________________________________________________
    Last Name: ________________________________________________________
    Address: __________________________________________________________
    City, State: ______________________________________________________
    Zip:________-_________ Telephone:__________________________________
    Email Address (optional):__________________________________________
    Date of Birth: _____________________  Sex: [_] Female  [_] Male
    SSN/TIN: ___________________________ Citizenship:[_] U.S. [_] Other

2(b). JOINT OWNER INFORMATION (Optional)

    First Name: _______________________________________________________
    Last Name: ________________________________________________________
    Address: __________________________________________________________
    City, State: ______________________________________________________
    Zip: ________-_________    Telephone:______________________________
    Date of Birth: _____________________  Sex: [_] Female  [_] Male
    SSN/TIN: ___________________________ Citizenship:[_] U.S. [_] Other


3. ANNUITANT

    Complete only if different from Primary Owner.

    First Name: _______________________________________________________
    Last Name: ________________________________________________________
    Address: __________________________________________________________
    City, State: ______________________________________________________
    Zip: ________-_________  Telephone:________________________________
    Email Address (optional): _________________________________________
    Date of Birth:______________________ Sex: [_] Female [_] Male
    SSN:________________________________ Citizenship:[_] U.S. [_] Other


4. BENEFICIARY(IES) DESIGNATION

   Name                         Relationship        [_] Primary
   ____________________________ __________   _____% [_] Contingent

   Name                         Relationship        [_] Primary
   ____________________________ __________   _____% [_] Contingent

   Name                         Relationship        [_] Primary
   ____________________________ __________   _____% [_] Contingent

   Name                         Relationship        [_] Primary
   ____________________________ __________   _____% [_] Contingent

   Name                         Relationship        [_] Primary
   ____________________________ __________   _____% [_] Contingent


5. GUARANTEED DEATH BENEFITS

   If no option is specified, the Return of Premium Death Benefit will apply. Your selection cannot be changed after the policy has been issued.

   [_]  Annual Step-Up Death Benefit
   [_]  Return of Premium Death Benefit

   In addition, you may choose one of the following benefits:

   [_] Beneficiary Earnings     OR       [_] Beneficiary Earnings
       Enhancement (BEE)                     Enhancement - EXTRA II
                                             (BEE Extra II)

6. OTHER AVAILABLE RIDERS

   If no selection is made, the benefit will not apply.

   Other Rider Options:

   [_]  Premium Enhancement  OR  [_] Liquidity Rider  OR  [_] Value Rider

7. TELEPHONE TRANSFER AUTHORIZATION

   Please complete this section to authorize you and/or your Registered Representative to make transfer requests via our recorded telephone line or internet. (check one selection only):

   [_]  Owner(s) only, or [_] Owner(s) and Owner's Registered
                              Representative
VA-APP 05/03

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8. PORTFOLIO INVESTMENT STRATEGY

    [_] Lump Sum
        I elect to allocate 100% of my contributions according to percentage listed in Section 10 "Lump Sum Allocation Section".

    [_] Dollar Cost Averaging (DCA) Program
        I elect to allocate 100% of my contributions according to percentage listed in Section 11 DCA "Transfer Allocation Section".

    [_] Combined: Lump Sum and DCA Program (must total 100%)

        I elect to allocate as follows:

        __________% as a lump-sum contributions according to percentages listed in Section 10 "Lump Sum Allocation Section".

        __________% in the DCA Account and transferred according to percentages listed in Section 11 DCA "Transfer Allocation Section".

9. DCA TRANSFER STRATEGY

   DCA Transfer Strategy:
   ---------------------
   Select from one of the following choices and complete
   section 11 "DCA Transfer Allocation". There is a $500 min. transfer amt. for the DCA Program.

   [_] 1. Enhanced 6 Month DCA Fixed Account

   [_] 2. Enhanced 12 Month DCA Fixed Account

   [_] 3. DCA Fixed Account: (Specify period and frequency)*
          [_] 12 Mo. [_] 18 Mo. [_] 24 Mo. [_] Other: ____________
          *The DCA 12 Mo. or 4 Qtr. is not approved in WA & MA. [_] 4. Money Market Account: (Specify period and frequency)
          [_] 12 Mo. [_] 18 Mo. [_] 24 Mo. [_] Other: ____________

   Interest Transfer Strategy
   --------------------------
   Select from one of the following choices and indicate your interest transfer allocation in section 11 "DCA Transfer Allocation".

   [_] 1 Yr. Guaranteed Fixed Account
   [_] 3 Yr. Guaranteed Fixed Account
   [_] 5 Yr. Guaranteed Fixed Account
   [_] 7 Yr. Guaranteed Fixed Account

   Frequency:  [_] Annually   [_] Quarterly   [_] Monthly

10. LUMP SUM ALLOCATION

   Fixed Accounts:
   _________ .0%      1 Year Fixed Guarantee Period Option
   _________ .0%      3 Year Fixed Guarantee Period Option
   _________ .0%      5 Year Fixed Guarantee Period Option
   _________ .0%      7 Year Fixed Guarantee Period Option
   Subaccounts:
   _________ .0%      AIM V.I. Basic Value Fund - Series II Shares
   _________ .0%      AIM V.I. Capital Appreciation Fund - Series II Shares
   _________ .0%      Alger Aggressive Growth
   _________ .0%      Alliance Growth & Income Portfolio - Class B
   _________ .0%      Alliance Premier Growth Portfolio - Class B
   _________ .0%      American Century Income & Growth
   _________ .0%      American Century International
   _________ .0%      BlackRock Global Science & Technology
   _________ .0%      BlackRock Mid Cap Growth
   _________ .0%      Capital Guardian Global
   _________ .0%      Capital Guardian U.S. Equity
   _________ .0%      Capital Guardian Value
   _________ .0%      Clarion Real Estate Securities
   _________ .0%      Fidelity - VIP Equity-Income Portfolio - Service Class 2
   _________ .0%      Fidelity - VIP Growth Portfolio - Service Class 2
   _________ .0%      Fidelity - VIP Contrafund /R/ Portfolio - Service Class 2
   _________ .0%      Fidelity - VIP Mid Cap Portfolio - Service Class 2
   _________ .0%      Fidelity - VIP Value Strategies Portfolio -Service Class 2
   _________ .0%      Gabelli Global Growth
   _________ .0%      Great Companies - America /SM/
   _________ .0%      Great Companies - Global2
   _________ .0%      Great Companies - Technology /SM/
   _________ .0%      Janus Aspen - Aggressive Growth Portfolio - Service Shares
   _________ .0%      Janus Aspen - Worldwide Growth Portfolio - Service Shares
   _________ .0%      Janus Balanced (A/T)
   _________ .0%      Janus Growth II (A/T)
   _________ .0%      Jennison Growth
   _________ .0%      J.P. Morgan Enhanced Index
   _________ .0%      MFS High Yield
   _________ .0%      MFS New Discovery Series - Service Class
   _________ .0%      MFS Total Return Series - Service Class
   _________ .0%      Morningstar - Aggressive Asset Allocation
   _________ .0%      Morningstar - Conservative Asset Allocation
   _________ .0%      Morningstar - Moderate Asset Allocation
   _________ .0%      Morningstar - Moderately Aggressive Asset Allocation
   _________ .0%      PBHG/NWQ Value Select
   _________ .0%      PBHG Mid Cap Growth
   _________ .0%      PIMCO Total Return
   _________ .0%      Salomon All Cap
   _________ .0%      Transamerica Convertible Securities
   _________ .0%      Transamerica Equity
   _________ .0%      Transamerica Growth Opportunities
   _________ .0%      Transamerica U.S. Government Securities
   _________ .0%      T. Rowe Price Equity Income
   _________ .0%      T. Rowe Price Growth Stock
   _________ .0%      T. Rowe Price Small Cap
   _________ .0%      Van Kampen Active International Allocation
   _________ .0%      Van Kampen Asset Allocation
   _________ .0%      Van Kampen Emerging Growth
   _________ .0%      Van Kampen Money Market
   _________ .0%      other____________________
   _________ .0%      other____________________

   Perspectives on Planning (POP) Asset Allocation Election:
   Refer to the POP form for further election information.

   [_] All Equity       [_] All Fixed Income       [_] Appreciation
   [_] Balanced         [_] Balanced Appreciation  [_] Balanced Income
   [_] Balanced Return  [_] Current Income

11. DCA TRANSFER ALLOCATION

   Transfer To:
   _________ .0%     AIM V.I. Basic Value Fund - Series II Shares
   _________ .0%     AIM V.I. Capital Appreciation Fund - Series II Shares
   _________ .0%     Alger Aggressive Growth
   _________ .0%     Alliance Growth & Income Portfolio - Class B
   _________ .0%     Alliance Premier Growth Portfolio - Class B
   _________ .0%     American Century Income & Growth
   _________ .0%     American Century International
   _________ .0%     BlackRock Global Science & Technology
   _________ .0%     BlackRock Mid Cap Growth
   _________ .0%     Capital Guardian Global
   _________ .0%     Capital Guardian U.S. Equity
   _________ .0%     Capital Guardian Value
   _________ .0%     Clarion Real Estate Securities
   _________ .0%     Fidelity - VIP Equity-Income Portfolio - Service Class 2
   _________ .0%     Fidelity - VIP Growth Portfolio - Service Class 2
   _________ .0%     Fidelity - VIP Contrafund /R/ Portfolio - Service Class 2
   _________ .0%     Fidelity - VIP Mid Cap Portfolio - Service Class 2
   _________ .0%     Fidelity - VIP Value Strategies Portfolio - Service Class 2
   _________ .0%     Gabelli Global Growth
   _________ .0%     Great Companies - America /SM/
   _________ .0%     Great Companies - Global2
   _________ .0%     Great Companies - Technology /SM/
   _________ .0%     Janus Aspen - Aggressive Growth Portfolio - Service Shares
   _________ .0%     Janus Aspen - Worldwide Growth Portfolio - Service Shares
   _________ .0%     Janus Balanced (A/T)
   _________ .0%     Janus Growth II (A/T)
   _________ .0%     Jennison Growth
   _________ .0%     J.P. Morgan Enhanced Index
   _________ .0%     MFS High Yield
   _________ .0%     MFS New Discovery Series - Service Class
   _________ .0%     MFS Total Return Series - Service Class
   _________ .0%     Morningstar - Aggressive Asset Allocation
   _________ .0%     Morningstar - Conservative Asset Allocation
   _________ .0%     Morningstar - Moderate Asset Allocation
   _________ .0%     Morningstar - Moderately Aggressive Asset Allocation
   _________ .0%     PBHG/NWQ Value Select
   _________ .0%     PBHG Mid Cap Growth
   _________ .0%     PIMCO Total Return
   _________ .0%     Salomon All Cap
   _________ .0%     Transamerica Convertible Securities
   _________ .0%     Transamerica Equity
   _________ .0%     Transamerica Growth Opportunities
   _________ .0%     Transamerica U.S. Government Securities
   _________ .0%     T. Rowe Price Equity Income
   _________ .0%     T. Rowe Price Growth Stock
   _________ .0%     T. Rowe Price Small Cap
   _________ .0%     Van Kampen Active International Allocation
   _________ .0%     Van Kampen Asset Allocation
   _________ .0%     Van Kampen Emerging Growth
   _________ .0%     Van Kampen Money Market
   _________ .0%     other_____________________
   _________ .0%     other_____________________

   Perspectives on Planning (POP) Asset Allocation Election:
   Refer to the POP form for further election information.

   [_] All Equity          [_] All Fixed Income          [_] Appreciation
   [_] Balanced            [_] Balanced Appreciation     [_] Balanced Income
   [_] Balanced Return     [_] Current Income

VA-APP 05/03

12. ASSET REBALANCING

     I elect to rebalance the variable subaccounts according to my lump sum allocation using the frequency indicated below.

     Does not include fixed accounts and not available with DCA.

     If you would like to rebalance to a mix other than the indicated Allocation of Purchase Payments, please complete the Optional Programs Form. [_]Monthly [_]Quarterly [_]Semi-Annually [_]Annually

 13. SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

     [_] Check here if you want to be sent a copy of "Statement of Additional Information."

     Will this annuity replace or change any existing annuity or life insurance? [_]No [_]Yes (If yes, complete the following)

     Company: _________________________________________________
     Policy No.:_______________________________________________


     o Unless I have notified the Company of a community or marital property interest in this contract, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

     o To the best of my knowledge and belief, my statements and answers to the questions on this application are correct and true.

     o I am in receipt of a current prospectus for this variable annuity.

     o This application is subject to acceptance by Transamerica Life Insurance Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

     o Florida Residents- Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     o Account values when allocated to any of the subaccounts in Section 10 are not guaranteed as to fixed dollar amount.

     o For residents in all states except CT, NJ, PA, VT, VA, WA

     When funds are allocated to the Fixed Accounts in Section 10, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

     I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE SUITABLE FOR MY NEEDS.

     Signed at: __________________________________________________
                City                       State           Date

     Owner(s) Signature: X_________________________________________

     Joint Owner(s) Signature: X____________________________________

     Annuitant Signature: (if not Owner) X___________________________

14. AGENT INFORMATION

     Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

     [_]No  [_]Yes

     I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE IS SUITABLE FOR HIS/HER NEEDS.

     #1: Registered Rep/Licensed Agent

         Print First Name: ________________________________________

         Last Name: _______________________________________________

         Signature: X______________________________________________

         Rep Phone #: _____________________________________________

         Email Address (Optional): ________________________________

         SSN/TIN: _________________________________________________

         Florida Agent License # (FL only):  ______________________


     #2: Registered Rep/Licensed Agent

         Print First Name:  _______________________________________

         Last Name:  ______________________________________________

         Signature: X______________________________________________

         Rep Phone #: _____________________________________________

         Email Address (optional):  _______________________________

         SSN/TIN: _________________________________________________

         Florida Agent License # (FL only):  ______________________

     Firm Name: ___________________________________________________

     Firm Address:  _______________________________________________

     For Registered Representative Use Only - Contact your home office for program information.

     [_]Option A   [_]Option B   [_]Option C   [_]Option D
     (Once selected, program cannot be changed)

   REPLACEMENT INFORMATION

              For applicants in Colorado, Hawaii, Iowa, Louisiana,
                 Maryland, Mississippi, Montana, New Hampshire,
                             North Carolina, Vermont

     Applicant:
     Do you have any existing policies or [_]No [_]Yes contracts? (If
     Yes, you must complete and submit with the application the "Important Notice Replacement of Life Insurance or Annuities.")

     Agent:
     Did the agent/registered representative present and leave the
     applicant insurer-approved sales material? [_]No   [_]Yes

VA-APP 05/03

For Applicants in AZ

    Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for some reason you are not satisfied with the contract, you may return it within twenty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

     Annuity Commencement Date:_____________________Recommended annuitant age 701/2 for qualified.


For Applicants in AR, NM, PA

    Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects a person to criminal and civil penalties.


For Applicants in CO

    It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, and denial of insurance, and civil damages. Any insurance company or agent or an insurance company who knowingly provides false, incomplete, or misleading facts or information to the policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.


For Applicants in DC, TN

    It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.


For Applicants in KY, OH, OK

    Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For Applicants in LA

    Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.


For Applicants in ME

    Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.


For Applicants in NJ

    Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.


For Applicants in VA

    Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law. This plan is intended to qualify under the Internal Revenue Code for tax favored status. Language contained in this policy referring to Federal tax statutes or rules is informational and instructional and this language is not subject to approval for delivery. Your qualifying status is the controlling factor as to whether your funds will receive tax favored treatment rather than the insurance contract. Please ask your tax advisor if you have any questions as to whether or not you qualify.

VA-APP 05/03